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                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL


I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 for First MetLife Investors Variable Annuity Account One, issued through First MetLife Investors Insurance Company (File No. 333-96795).


/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
First MetLife Investors Insurance Company

Newport Beach, California
April 25, 2005